Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2023 Results

Second Quarter Revenues of $401 million, up 27% from the comparable prior year period

Second Quarter GAAP Net Income of $65 million, representing 16% of total revenues, or $1.11 per diluted share

Second Quarter Non-GAAP Net Income of $94 million, of $1.62 per diluted share

Second Quarter Adjusted EBITDA of $157 million, representing 39% of total revenues

OKLAHOMA CITY – August 1, 2023 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2023.

“We delivered another strong quarter, which was highlighted by strong revenue growth and margin expansion as demand for our differentiated HR and payroll solution continues to increase,” said Paycom’s founder, chairman and CEO, Chad Richison. “We strengthened our product set with innovative developments and expanded our TAM to include larger North American organizations with both domestic and foreign employees.”

Financial Highlights for the Second Quarter of 2023

Total Revenues of $401.1 million represented a 26.6% increase compared to total revenues of $316.9 million in the same period last year. Recurring revenues of $394.5 million increased 26.6% from the comparable prior year period, and constituted 98.4% of total revenues.

GAAP Net Income was $64.5 million, or $1.11 per diluted share, compared to GAAP net income of $57.4 million, or $0.99 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $94.3 million, or $1.62 per diluted share, compared to $73.0 million, or $1.26 per diluted share, in the same period last year.

Adjusted EBITDA1 was $156.6 million, compared to $119.6 million in the same period last year.

Cash and Cash Equivalents were $536.5 million as of June 30, 2023, compared to $400.7 million as of December 31, 2022. During the quarter ended June 30, 2023, Paycom paid $21.7 million in cash dividends.

Total Debt was $29.0 million as of June 30, 2023 and December 31, 2022.

1Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending September 30, 2023 and the year ending December 31, 2023.

Quarter Ending September 30, 2023:

Total Revenues in the range of $410 million to $412 million.

Adjusted EBITDA in the range of $156 million to $158 million.

Year Ending December 31, 2023:

Total Revenues in the range of $1.715 billion to $1.717 billion.

Adjusted EBITDA in the range of $722 million to $724 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Further, we have not reconciled the forward-looking adjusted gross margin discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth rate plus adjusted EBITDA margin, or the “Rule of 67”. Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 67” to a comparable GAAP measure without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, and “Rule of 67”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) “Rule of 67” as revenue growth rate (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)) and (ix) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, August 1, 2023, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 951918 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For nearly 25 years, Paycom Software, Inc. (NYSE:PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$536,545	$400,730
Accounts receivable	16,193	22,843
Prepaid expenses	43,093	34,056
Inventory	874	1,607
Income tax receivable	1,938	5,583
Deferred contract costs	107,059	96,378
Current assets before funds held for clients	705,702	561,197
Funds held for clients	2,002,492	2,202,975
Total current assets	2,708,194	2,764,172
Property and equipment, net	444,992	402,448
Intangible assets, net	52,064	54,017
Goodwill	51,889	51,889
Long-term deferred contract costs	623,751	567,974
Other assets	70,451	62,013
Total assets	$3,951,341	$3,902,513
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,485	$16,054
Accrued commissions and bonuses	21,879	28,439
Accrued payroll and vacation	49,977	45,023
Deferred revenue	21,343	19,825
Accrued expenses and other current liabilities	78,889	59,990
Current liabilities before client funds obligation	180,573	169,331
Client funds obligation	2,006,154	2,207,706
Total current liabilities	2,186,727	2,377,037
Deferred income tax liabilities, net	142,956	141,033
Long-term deferred revenue	102,890	97,591
Long-term debt	29,000	29,000
Other long-term liabilities	83,083	75,245
Total long-term liabilities	357,929	342,869
Total liabilities	2,544,656	2,719,906
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,640 and 62,518 shares issued at June 30, 2023 and December 31, 2022, respectively; 57,949 and 57,867 shares outstanding at June 30, 2023 and December 31, 2022, respectively)	626	625
Additional paid-in capital	649,965	576,622
Retained earnings	1,358,059	1,196,968
Accumulated other comprehensive earnings (loss)	(2,993)	(3,703)
Treasury stock, at cost (4,691 and 4,651 shares at June 30, 2023 and December 31, 2022, respectively)	(598,972)	(587,905)
Total stockholders’ equity	1,406,685	1,182,607
Total liabilities and stockholders’ equity	$3,951,341	$3,902,513

Paycom Software, Inc.
Unaudited Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Recurring	$394,522	$311,534	$838,943	$659,698
Implementation and other	6,617	5,390	13,833	10,745
Total revenues	401,139	316,924	852,776	670,443
Cost of revenues
Operating expenses	54,617	39,604	107,702	78,096
Depreciation and amortization	12,811	10,478	24,958	20,470
Total cost of revenues	67,428	50,082	132,660	98,566
Administrative expenses
Sales and marketing	106,435	87,724	210,009	162,720
Research and development	49,118	36,803	91,787	68,408
General and administrative	75,965	57,912	141,570	118,416
Depreciation and amortization	14,927	12,090	29,052	23,753
Total administrative expenses	246,445	194,529	472,418	373,297
Total operating expenses	313,873	244,611	605,078	471,863
Operating income	87,266	72,313	247,698	198,580
Interest expense	(602)	(354)	(1,439)	(569)
Other income (expense), net	6,183	878	12,187	2,290
Income before income taxes	92,847	72,837	258,446	200,301
Provision for income taxes	28,331	15,482	74,634	51,016
Net income	$64,516	$57,355	$183,812	$149,285
Earnings per share, basic	$1.11	$0.99	$3.17	$2.57
Earnings per share, diluted	$1.11	$0.99	$3.17	$2.57
Weighted average shares outstanding:
Basic	57,920	57,969	57,895	57,992
Diluted	58,033	58,067	58,050	58,186
Comprehensive earnings (loss):
Net income	$64,516	$57,355	$183,812	$149,285
Unrealized net gains (losses) on available-for-sale securities	(235)	(654)	815	(2,176)
Tax effect	95	173	(105)	576
Other comprehensive income (loss), net of tax	(140)	(481)	710	(1,600)
Comprehensive earnings (loss)	$64,376	$56,874	$184,522	$147,685

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$183,812	$149,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,010	44,223
Accretion of discount on available-for-sale securities	(253)	(637)
Non-cash marketing expense	839	876
Gain on disposition of property and equipment	(21)	—
Amortization of debt issuance costs	620	167
Stock-based compensation expense	63,185	46,323
Cash paid for derivative settlement	—	(300)
Gain on derivative	—	(1,368)
Deferred income taxes, net	1,706	(9,646)
Other	111	—
Changes in operating assets and liabilities:
Accounts receivable	6,650	(10,588)
Prepaid expenses	(10,597)	(14,050)
Inventory	336	(1,166)
Other assets	(9,057)	(5,308)
Deferred contract costs	(62,489)	(57,746)
Accounts payable	(10,277)	7,655
Income taxes, net	3,645	16,193
Accrued commissions and bonuses	(6,560)	(7,559)
Accrued payroll and vacation	4,954	7,543
Deferred revenue	6,817	7,454
Accrued expenses and other current liabilities	24,560	(2,393)
Net cash provided by operating activities	251,991	168,958
Cash flows from investing activities
Purchases of investments from funds held for clients	(25,000)	(233,789)
Proceeds from investments from funds held for clients	25,000	279,000
Purchases of property and equipment	(83,422)	(67,721)
Proceeds from sale of property and equipment	44	—
Net cash used in investing activities	(83,378)	(22,510)
Cash flows from financing activities
Proceeds from the issuance of debt	—	29,000
Repurchases of common stock	—	(94,652)
Withholding taxes paid related to net share settlements	(11,067)	(4,793)
Payments on long-term debt	—	(29,287)
Dividends paid	(21,731)	—
Net change in client funds obligation	(201,552)	1,579,000
Payment of debt issuance costs	—	(1,297)
Net cash (used in) provided by financing activities	(234,350)	1,477,971
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(65,737)	1,624,419
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,409,095	1,812,691
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,343,358	$3,437,110

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$536,545	$279,039
Restricted cash included in funds held for clients	1,806,813	3,158,071
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,343,358	$3,437,110

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$11,968	$3,831
Stock-based compensation for capitalized software	$7,752	$4,180
Right of use assets obtained in exchange for operating lease liabilities	$16,341	$7,940

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income to adjusted EBITDA:
Net income	$64,516	$57,355	$183,812	$149,285
Interest expense	602	354	1,439	569
Provision for income taxes	28,331	15,482	74,634	51,016
Depreciation and amortization	27,738	22,568	54,010	44,223
EBITDA	121,187	95,759	313,895	245,093
Non-cash stock-based compensation expense	35,366	24,268	63,185	46,323
Change in fair value of interest rate swap	—	(405)	—	(1,668)
Adjusted EBITDA	$156,553	$119,622	$377,080	$289,748
Net income margin	16.1%	18.1%	21.6%	22.3%
Adjusted EBITDA margin	39.0%	37.7%	44.2%	43.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income to non-GAAP net income:
Net income	$64,516	$57,355	$183,812	$149,285
Non-cash stock-based compensation expense	35,366	24,268	63,185	46,323
Change in fair value of interest rate swap	—	(405)	—	(1,668)
Income tax effect on non-GAAP adjustments	(5,620)	(8,224)	(10,084)	(10,298)
Non-GAAP net income	$94,262	$72,994	$236,913	$183,642

Weighted average shares outstanding:
Basic	57,920	57,969	57,895	57,992
Diluted	58,033	58,067	58,050	58,186

Earnings per share, basic	$1.11	$0.99	$3.17	$2.57
Earnings per share, diluted	$1.11	$0.99	$3.17	$2.57
Non-GAAP net income per share, basic	$1.63	$1.26	$4.09	$3.17
Non-GAAP net income per share, diluted	$1.62	$1.26	$4.08	$3.16

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.11	$0.99	$3.17	$2.57
Non-cash stock-based compensation expense	0.61	0.42	1.09	0.80
Change in fair value of interest rate swap	—	(0.01)	—	(0.03)
Income tax effect on non-GAAP adjustments	(0.09)	(0.14)	(0.17)	(0.17)
Non-GAAP net income per share, basic	$1.63	$1.26	$4.09	$3.17

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.11	$0.99	$3.17	$2.57
Non-cash stock-based compensation expense	0.61	0.42	1.09	0.80
Change in fair value of interest rate swap	—	(0.01)	—	(0.03)
Income tax effect on non-GAAP adjustments	(0.10)	(0.14)	(0.18)	(0.18)
Non-GAAP net income per share, diluted	$1.62	$1.26	$4.08	$3.16

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted gross profit:
Total revenues	$401,139	$316,924	$852,776	$670,443
Less: Total cost of revenues	(67,428)	(50,082)	(132,660)	(98,566)
Total gross profit	333,711	266,842	720,116	571,877
Plus: Non-cash stock-based compensation expense	3,353	1,347	5,738	2,329
Total adjusted gross profit	$337,064	$268,189	$725,854	$574,206
Gross margin	83.2%	84.2%	84.4%	85.3%
Adjusted gross margin	84.0%	84.6%	85.1%	85.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted sales and marketing expenses:
Sales and marketing expenses	$106,435	$87,724	$210,009	$162,720
Less: Non-cash stock-based compensation expense	(6,040)	(5,029)	(11,516)	(7,906)
Adjusted sales and marketing expenses	$100,395	$82,695	$198,493	$154,814

Total revenues	$401,139	$316,924	$852,776	$670,443
Sales and marketing expenses as a % of revenues	26.5%	27.7%	24.6%	24.3%
Adjusted sales and marketing expenses as a % of revenues	25.0%	26.1%	23.3%	23.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted total administrative expenses:
Total administrative expenses	$246,445	$194,529	$472,418	$373,297
Less: Non-cash stock-based compensation expense	(32,013)	(22,921)	(57,447)	(43,994)
Adjusted total administrative expenses	$214,432	$171,608	$414,971	$329,303

Total revenues	$401,139	$316,924	$852,776	$670,443
Total administrative expenses as a % of revenues	61.4%	61.4%	55.4%	55.7%
Adjusted total administrative expenses as a % of revenues	53.5%	54.1%	48.7%	49.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted research and development expenses:
Research and development expenses	$49,118	$36,803	$91,787	$68,408
Less: Non-cash stock-based compensation expense	(6,639)	(2,857)	(11,897)	(5,076)
Adjusted research and development expenses	$42,479	$33,946	$79,890	$63,332

Total revenues	$401,139	$316,924	$852,776	$670,443
Research and development expenses as a % of revenues	12.2%	11.6%	10.8%	10.2%
Adjusted research and development expenses as a % of revenues	10.6%	10.7%	9.4%	9.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total research and development costs:
Capitalized research and development costs	$22,878	$16,440	$44,231	$31,840
Research and development expenses	49,118	36,803	91,787	68,408
Total research and development costs	$71,996	$53,243	$136,018	$100,248

Total revenues	$401,139	$316,924	$852,776	$670,443
Total research and development costs as a % of revenues	17.9%	16.8%	16.0%	15.0%

Adjusted total research and development costs:
Total research and development costs	$71,996	$53,243	$136,018	$100,248
Less: Capitalized non-cash stock-based compensation	(4,155)	(2,289)	(7,752)	(4,180)
Less: Non-cash stock-based compensation expense	(6,639)	(2,857)	(11,897)	(5,076)
Adjusted total research and development costs	$61,202	$48,097	$116,369	$90,992

Total revenues	$401,139	$316,924	$852,776	$670,443
Adjusted total research and development costs as a % of revenues	15.3%	15.2%	13.6%	13.6%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-cash stock-based compensation expense:
Operating expenses	$3,353	$1,347	$5,738	$2,329
Sales and marketing	6,040	5,029	11,516	7,906
Research and development	6,639	2,857	11,897	5,076
General and administrative	19,334	15,035	34,034	31,012
Total non-cash stock-based compensation expense	$35,366	$24,268	$63,185	$46,323

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.